Exhibit 99.1

SUBSCRIPTION AGREEMENT

Dalian Seafood Enterprises Inc.
21-2-6-1 Jin Hai Hua
Yuan Dong Yuan
XiGangQu, DaLian
LiaoNing, China 116001

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Dalian Seafood Enterprises Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Zhihua Zhang solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Zhang.

MAKE CHECK PAYABLE TO: DALIAN SEAFOOD ENTERPRISES INC.

Executed this _____ day of ___________________, 2011.

___________________________________________________	_______________________________________________
Printed Name of Purchaser	Signature of Purchaser

___________________________________________________

___________________________________________________
Address of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________	X $0.05	=	US$________________
Number of Shares Purchased	Total Subscription Price

Form of Payment:	Cash: _____________	Check #: _____________	Other: _____________

DALIAN SEAFOOD ENTERPRISES INC.

By:	________________________________________

Title:	________________________________________